EXHIBIT 99.5

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On August 25, 2017, as amended and restated on November 20, 2017, certain subsidiaries of Colony NorthStar, Inc. (the “Company”) entered into a master combination agreement (the “Combination Agreement”) with (i) Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (“Colony NorthStar Credit”), (ii) Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Colony NorthStar Credit (“Credit OP”), (iii) NorthStar Real Estate Income Trust, Inc., a Maryland corporation and a public, non-traded real estate investment trust (“REIT”) managed by a subsidiary of the Company (“NorthStar I”), (iv) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), (v) NorthStar Real Estate Income II, Inc., a Maryland corporation and a public, non-traded REIT managed by a subsidiary of the Company (“NorthStar II”), and (vi) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II (“NorthStar II OP”).
Pursuant to the Combination Agreement, (i) certain subsidiaries of the Company agreed to contribute a select portfolio of assets and liabilities of the Company (the “CLNS Contributed Portfolio”) represented by their ownership interests ranging from 38% to 100% (which interests represent the “CLNS Contributions”) in certain investment entities (the “CLNS Investment Entities”) to Colony NorthStar Credit and Credit OP, (ii) NorthStar I merged with and into Colony NorthStar Credit, with Colony NorthStar Credit surviving the merger (the “NorthStar I Merger”), (iii) NorthStar II merged with and into Colony NorthStar Credit, with Colony NorthStar Credit surviving the merger (the “NorthStar II Merger” and, together with the NorthStar I Merger, the “Mergers”), and (iv) immediately following the Mergers, Colony NorthStar Credit contributed and conveyed to Credit OP the CLNS Contributed Portfolio and the equity interests of each of NorthStar I OP and NorthStar II OP then owned by Colony NorthStar Credit in exchange for units of membership interest in Credit OP (the “Credit Contribution” and, collectively with the Mergers and the CLNS Contributions, the “Combination”).
The CLNS Investment Entities are subsidiaries of the entities that were contributed to the Company in connection with the Combination (such directly contributed entities, the “Contributed Entities”). The CLNS Contributions comprises the Company's interests in certain of its commercial real estate loans, net lease properties and limited partnership interests in third party sponsored funds, which represent a select portfolio of U.S. investments within the Company’s other equity and debt segment that are transferable assets consistent with Colony NorthStar Credit's strategy.
On January 18, 2018, the Combination was approved by the stockholders of NorthStar I and NorthStar II. The Combination closed on January 31, 2018 (the “Closing Date”) and Colony NorthStar Credit's class A common stock began trading on the New York Stock Exchange on February 1, 2018 under the symbol "CLNC.”
The following pro forma condensed consolidated financial statements and notes thereto are based upon the historical financial condition and results of operations of the Company and give effect to: (i) contribution to Colony NorthStar Credit of the CLNS Contributions (remaining interests in the CLNS Investment Entities not owned by subsidiaries of the Company were not contributed) in exchange for shares of Colony NorthStar Credit’s Class B-3 common stock and common membership interests in Credit OP; (ii) cash settlement between the Company and Colony NorthStar Credit with respect to the Pre-Closing Adjustments (as described in Note 1), as defined in the Combination Agreement; (iii) acquisition by the Company of a senior interest in a loan receivable previously held by NorthStar I that was not transferred to Colony NorthStar Credit at the Closing Date; and (iv) cancellation of management agreements between the Company and each of NorthStar I and NorthStar II, and establishment of a new management agreement between Colony NorthStar Credit and a subsidiary of the Company.
The pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the Company had the Combination and related transactions been completed as of the beginning of the earliest period presented, nor are they necessarily indicative of future results of operations or future financial position of the Company.
The pro forma condensed consolidated financial statements of the Company should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the historical combined financial statements and notes thereto of the CLNS Investment Entities included in Item 8 of Colony NorthStar Credit’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as the pro forma condensed combined financial statements of Colony NorthStar Credit included as Exhibit 99.3 in Colony NorthStar Credit’s Annual Report on Form 10-K for the year ended December 31, 2017.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2017
(In thousands)

		Pro Forma Adjustments
	Colony NorthStar As Reported	Disposition and Acquisition (a)		Other		Colony NorthStar Pro Forma
Assets
Cash and cash equivalents	$921,822	$(25,204)		$(122,017)	(c)(d)	$774,601
Restricted cash	471,078	(41,901)		7,641	(d)	436,818
Real estate, net	14,464,258	(219,740)		—		14,244,518
Loans receivable, net	3,223,762	(1,300,784)		65,000	(d)	1,987,978
Investments in unconsolidated ventures	1,655,239	(203,720)		(11,620)	(e)	2,625,848
		1,174,533	(b)	11,416	(e)
Securities, at fair value	383,942	—		—		383,942
Goodwill	1,534,561	—		—		1,534,561
Deferred leasing costs and intangible assets, net	852,872	(11,014)		(140,282)	(f)	701,576
Assets held for sale	781,630	—		—		781,630
Other assets	444,968	(37,039)		—		407,929
Due from affiliates	51,518	—		(18,108)	(g)	33,410
Total assets	$24,785,650	$(664,869)		$(207,970)		$23,912,811
Liabilities
Debt, net	$10,827,810	$(389,661)		$—		$10,438,149
Accrued and other liabilities	898,161	(42,135)		7,641	(d)	863,667
Intangible liabilities, net	191,109	(36)		—		191,073
Liabilities related to assets held for sale	273,298	—		—		273,298
Due to affiliates	23,534	—		—		23,534
Dividends and distributions payable	188,202	—		—		188,202
Total liabilities	12,402,114	(431,832)		7,641		11,977,923
Commitments and contingencies
Redeemable noncontrolling interests	34,144	—		—		34,144
Equity
Stockholders’ equity	8,407,925	89,414		(203,522)	(h)	8,293,817
Noncontrolling interests in investment entities	3,539,072	(327,762)		—		3,211,310
Noncontrolling interests in Operating Company	402,395	5,311	(i)	(12,089)	(i)	395,617
Total equity	12,349,392	(233,037)		(215,611)		11,900,744
Total liabilities, redeemable noncontrolling interests and equity	$24,785,650	$(664,869)		$(207,970)		$23,912,811

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2017
(In thousands, except per share data)

		Pro Forma Adjustments
	Colony NorthStar As Reported	Disposition and Acquisition (aa)		Other		Colony NorthStar Pro Forma
Revenues
Property operating income	$2,113,837	$(23,750)		$—		$2,090,087
Interest income	416,625	(140,214)		5,475	(ad)	281,886
Fee income	220,789	—		1,638	(ae)	222,427
Other income	45,483	(791)		8,084	(af)(ag)	52,776
Total revenues	2,796,734	(164,755)		15,197		2,647,176
Expenses
Property operating expense	1,113,509	(7,978)		—		1,105,531
Interest expense	574,822	(26,114)		—		548,708
Investment, servicing and commission expense	67,597	(2,389)		534	(af)	65,742
Transaction costs	95,859	(181)		(1,965)	(ah)	93,713
Depreciation and amortization	617,779	(9,137)		(15,168)	(ai)	593,474
Provision for loan loss	19,741	(518)		—		19,223
Impairment loss	420,360	—		—		420,360
Compensation expense	346,885	—		—		346,885
Administrative expenses	113,456	(524)	(ab)	—		112,932
Total expenses	3,370,008	(46,841)		(16,599)		3,306,568
Other income (loss)
Gain on sale of real estate	137,370	—		—		137,370
Other gain (loss), net	(25,814)	390		—		(25,424)
Earnings from investments in unconsolidated ventures	285,151	(24,709)		—		293,219
		32,777	(ac)
Income (loss) before income taxes	(176,567)	(109,456)		31,796		(254,227)
Income tax benefit	98,399	2,208		—		100,607
Net income (loss) from continuing operations	(78,168)	(107,248)		31,796		(153,620)
Net income (loss) from continuing operations attributable to noncontrolling interests:
Redeemable noncontrolling interests	23,543	—		—		23,543
Investment entities	129,996	(39,376)		—		90,620
Operating Company	(20,261)	(3,805)	(aj)	1,782	(aj)	(22,284)
Net income (loss) from continuing operations attributable to Colony NorthStar, Inc.	(211,446)	(64,067)		30,014		(245,499)
Preferred stock redemption	4,530	—		—		4,530
Preferred stock dividends	130,672	—		—		130,672
Net income (loss) from continuing operations attributable to common stockholders	$(346,648)	$(64,067)		$30,014		$(380,701)

Loss per share from continuing operations:
Basic	$(0.66)					$(0.73)
Diluted	$(0.66)					$(0.73)
Weighted average number of shares:
Basic	532,600					532,600
Diluted	532,600					532,600

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of the Combination
Upon closing of the Combination, the Company and its affiliates, NorthStar I stockholders and NorthStar II stockholders each owned approximately 37%, 32% and 31%, respectively, of Colony NorthStar Credit on a fully diluted basis.
The Company, through certain of its subsidiaries, received 44,399,444 shares of the Colony NorthStar Credit’s class B-3 common stock (“CLNC Class B-3 common stock”) and 3,075,623 common membership interests in Credit OP (the “CLNC OP Units”) in exchange for its contribution of the CLNS Contributed Portfolio. Each share of the CLNC Class B-3 common stock will automatically convert into Colony NorthStar Credit's class A common stock (the “CLNC Class A common stock”) on a one-for-one basis upon close of trading on February 1, 2019. The CLNC OP Units are redeemable for cash or CLNC Class A common stock on a one-for-one basis, in the sole discretion of Colony NorthStar Credit. Subject to certain limited exceptions, the Company has agreed not to make any transfers of the CLNC OP Units to non-affiliates until the one year anniversary of the closing of the Combination, unless such transfer is approved by a majority of Colony NorthStar Credit’s board of directors, including a majority of the independent directors.
Each share of NorthStar I and NorthStar II common stock issued and outstanding immediately prior to the effective time of the NorthStar I Merger and NorthStar II Merger, respectively, was converted into the right to receive 0.3532 shares (the “NorthStar I Exchange Ratio”) and 0.3511 shares (the “NorthStar II Exchange Ratio”) of CLNC class A common stock, respectively.
Following the CLNS Contribution, but prior to the NorthStar I Merger and NorthStar II Merger, there was a cash settlement of the Pre-Closing Adjustments (as described herein) between the Company and Colony NorthStar Credit for the difference between (i) the sum of (a) the loss in value of NorthStar I and NorthStar II as a result of the distributions made by NorthStar I and NorthStar II in excess of FFO (as such term is defined in the Combination Agreement) from July 1, 2017 through the day immediately preceding the Closing Date (excluding the dividend payment made by each of NorthStar I and NorthStar II on July 1, 2017), (b) FFO for the Contributed Entities from July 1, 2017 through the day immediately preceding the Closing Date, (c) cash contributions or contributions of certain intercompany receivables made to the Contributed Entities from July 1, 2017 through the day immediately preceding the Closing Date, and (d) the expected present value of certain unreimbursed operating expenses of NorthStar I and NorthStar II paid on each company’s behalf by their respective advisors; and (ii) cash distributions made by the Contributed Entities from July 1, 2017 through the day immediately preceding the Closing Date, excluding that certain distribution made by the Contributed Entities in July 2017 relating to the partial repayment of a certain investment (collectively, the “Pre-Closing Adjustments”).
As contemplated in the Combination Agreement, a certain loan receivable previously held by NorthStar I in the original principal amount of $150.2 million was not transferred to Colony NorthStar Credit (the “NorthStar I Excluded Asset”), and at the Closing Date, the Company acquired a $65 million senior participation interest in the NorthStar I Excluded Asset at par. The remaining junior participation interest in the NorthStar I Excluded Asset was transferred to a liquidating trust in exchange for 100% of the outstanding units of beneficial interest in the liquidating trust. The beneficial interests of the liquidating trust were distributed pro rata to NorthStar I stockholders.
In connection with the closing of the Combination, a wholly-owned subsidiary of the Company entered into a management agreement with Colony NorthStar Credit. The management agreement provides for a base management fee of 1.5% per annum of Colony NorthStar Credit's stockholders' equity (as defined in the management agreement) and incentive fees subject to the achievement of minimum return hurdles in accordance with terms set out in the management agreement, each payable quarterly in arrears in cash. The management agreement has an initial term of three years and will be automatically renewed for a one-year term thereafter unless earlier terminated. Following the initial term, the management agreement may be terminated each year if there has been an affirmative vote of at least two-thirds of Colony NorthStar Credit’s independent directors determining that (i) there has been unsatisfactory performance by the manager that is materially detrimental to Colony NorthStar Credit or (ii) the compensation payable to the manager is not fair to Colony NorthStar Credit, subject to the manager’s right to prevent such termination due to unfair fees by accepting reduced compensation as agreed to by at least two-thirds of Colony NorthStar Credit’s independent directors.

2. Basis of Presentation
The pro forma condensed consolidated financial statements as of and for the year ended December 31, 2017 have been prepared in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all necessary adjustments to give pro forma effect to all significant events that are: (i) directly attributable to the transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the results of the Company.
The pro forma condensed consolidated balance sheet at December 31, 2017 is presented as if the Combination and related transactions had been completed on December 31, 2017. The pro forma condensed consolidated statement of operations for the year ended December 31, 2017 is presented as if the Combination and related transactions had been completed on January 1, 2017.
Upon closing of the Combination, the contribution by the Company to Colony NorthStar Credit of the CLNS Contributions, and the Mergers, resulted in the deconsolidation of the CLNS Investment Entities. The Company does not control Colony NorthStar Credit as the Company's role as the manager of Colony NorthStar Credit is under the supervision and direction of the Board of Directors of Colony NorthStar Credit, the majority of whom are independent directors. The Company has significant influence over Colony NorthStar Credit through its representation on the Board of Directors and through its role as manager. The Company accounts for its 37% ownership interest in Colony NorthStar Credit, received in exchange for its contribution of the CLNS Contributions, under the equity method. The Company measured its interest in Colony NorthStar Credit based upon its proportionate share of Colony NorthStar Credit's fair value at the closing of the Combination.
3. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
Disposition and Acquisition Pro Forma Adjustments

(a)	Disposition of CLNS Contributions—Unless otherwise noted, adjustments reflect the elimination of the accounts of the CLNS Investment Entities upon their deconsolidation as described in Note 2.

(b)
Acquisition of interest in Colony NorthStar Credit—In exchange for the Company’s contribution of the CLNS Contributions to Colony NorthStar Credit, the Company received a combination of CLNC Class B-3 common stock and CLNC OP units. The Company accounts for its interest in Colony NorthStar Credit under the equity method (see Note 2), measured based upon its approximately 37% share of Colony NorthStar Credit's fair value upon closing of the Combination, as follows.

(In thousands, except share per share amounts)	CLNC Class B-3 common stock	CLNC OP units	Total
Shares and units received by the Company for CLNS Contributions	44,399,444	3,075,623
Fair value per share of Colony NorthStar Credit(i)	$24.74	$24.74
Fair value of the Company’s interests in Colony NorthStar Credit	$1,098,442	$76,091	$1,174,533
__________

(i)	Based upon the combined estimated fair values of assets, liabilities and noncontrolling interests of Colony NorthStar Credit at closing of the Combination.
The net impact from the Company’s deconsolidation of the CLNS Investment Entities and acquisition of its interest in Colony NorthStar Credit is reflected in stockholders’ equity. This includes the difference between fair value and carrying value of the Company's retained interests in the CLNS Investment Entities through its approximately 37% interest in Colony NorthStar Credit, reflected in retained earnings.
Other Pro Forma Adjustments

(c)	Pre-Closing Adjustments—As described in Note 1, the Pre-Closing Adjustments represent the Company’s settlement of $57.0 million payable in cash to Colony NorthStar Credit, calculated as follows:
The sum of:

•
Special distribution to the Company from NorthStar II (which had greater cash leakage than NorthStar I, measured as cash distributions, excluding distributions in shares, in excess of its FFO, as described in Note 1) of $7.4 million for the period from July 1, 2017 through the day immediately preceding the Closing Date;

•	FFO of the Contributed Entities of $67.1 million for the period from July 1, 2017 through the day immediately preceding the Closing Date;

•	Cash contributions by the Company to the CLNS Investment Entities totaling $25.4 million for the period from July 1, 2017 through the day immediately preceding the Closing Date;

•	Contribution of intercompany notes receivable and distribution receivable by the Company to Colony NorthStar Credit of $38.5 million; and

•	Certain unreimbursed operating expenses of NorthStar I and NorthStar II paid on each entity’s behalf by subsidiaries of the Company, as their respective advisors, totaling $18.1 million;
Less:

•	Distributions made by the Contributed Entities to the Company of $213.5 million for the period from July 1, 2017 through the day immediately preceding the Closing Date.

(d)	NorthStar I Excluded Asset—Adjustments related to the NorthStar I Excluded Asset are as follows:

•	Cash, loans receivable—payment of $65.0 million as consideration for acquisition of a senior interest in the NorthStar I Excluded Asset; and

•	Restricted cash, accrued and other liabilities—assumption of borrower escrow deposit of $7.6 million.
(e)    The Company’s existing cost method investments in NorthStar I and NorthStar II totaling $11.6 million were exchanged into shares of Colony NorthStar Credit based upon the NorthStar I Exchange Ratio and NorthStar II Exchange Ratio, respectively, and measured based upon the fair value of Colony NorthStar Credit at the Closing Date (see note (b) above).

	NorthStar I	NorthStar II	Colony NorthStar Credit
Shares held by the Company prior to the Combination	645,848	664,509
Exchange ratio	0.3532	0.3511
Shares of Colony NorthStar Credit Class A common stock received in exchange	228,114	233,309	461,423
Fair value per share of Colony NorthStar Credit (note (b))			$24.74
Fair value of common stock in Colony NorthStar Credit (in thousands)			$11,416

(f)
Upon closing of the Combination, the Company's management contracts with NorthStar I and NorthStar II ceased to exist and the associated intangible assets with an aggregate carrying value of $140.3 million were written off. The write-off is reflected as an adjustment to retained earnings.

(g)
Adjustment to due from affiliates reflects the elimination of $18.1 million of cost reimbursement receivable from NorthStar I and NorthStar II that was settled as part of the Pre-Closing Adjustments (see note (c)).

(h)	Adjustments to stockholders’ equity are as follows:

(In thousands)
Pre-Closing Adjustments (note (c))	$(57,017)
Net loss from exchange of NorthStar I and NorthStar II shares into shares of Colony NorthStar Credit (note (e))	(204)
Write-off of NorthStar I and NorthStar II management contract intangible assets (note (f))	(140,282)
Cost reimbursement receivable from NorthStar I and NorthStar II settled as part of Pre-Closing Adjustments (note (g))	(18,108)
Allocation to noncontrolling interests in Colony Capital Operating Company LLC (note (i))	12,089
$(203,522)

(i)	Adjustment reflects the amount of pro forma adjustments attributable to noncontrolling interests in Colony Capital Operating Company LLC.

4. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Disposition and Acquisition Pro Forma Adjustments

(aa)
Disposition of CLNS Contributions—Unless otherwise noted, adjustments reflect the elimination of the historical results of operations of the CLNS Investment Entities upon their deconsolidation as described in Note 2.

(ab)
Adjustment does not include $12.1 million of administrative expenses that were allocated to the CLNS Investment Entities based upon the relative assets under management of the CLNS Investment Entities to the total assets under management of the Company. Such allocation was reflected in the financial statements of the CLNS Investment Entities in accordance with guidance provided by the SEC Staff with respect to carve-out financial statements.

(ac)
Acquisition of interest in Colony NorthStar Credit—Adjustment represents the recognition of the Company’s share of pro forma earnings from its equity method investment in Colony NorthStar Credit of $32.8 million.

Other Pro Forma Adjustments

(ad)	Represents interest income related to the $65 million senior interest in the NorthStar I Excluded Asset acquired by the Company.

(ae)
Adjustment to fee income reflects the net effect of: (i) excluding $46.3 million of fee income from NorthStar I and NorthStar II management contracts that were canceled upon closing of the Combination; and (ii) including $47.9 million of fee income from the new Colony NorthStar Credit management agreement based upon 1.5% per annum of Colony NorthStar Credit’s stockholders’ equity, as defined in the management agreement.

(af)
Adjustment includes a gross-up of $0.5 million of asset management costs incurred by the Company on behalf of the CLNS Investment Entities and reimbursed by the CLNS Investment Entities. Upon deconsolidation of the CLNS Investment Entities, such costs are expected to be accounted for as cost reimbursements from an equity method investee.

(ag)
Adjustment includes cost reimbursements of approximately $7.6 million with respect to equity of CLNS Investment Entities under the terms of the Colony NorthStar Credit management agreement, which allows for a time-based allocation of certain of the Company’s compensation and overhead costs, excluding primarily executive management and investment personnel costs (other than the Company’s chief financial officer). No adjustment is reflected to historical cost reimbursements from NorthStar I and Northstar II.

(ah)	Represents elimination of nonrecurring transaction costs in connection with the Combination.

(ai)	Represents elimination of amortization of the NorthStar I and Northstar II management contract intangible assets.

(aj)	Adjustment reflects the amount of pro forma adjustments attributable to noncontrolling interests in Colony Capital Operating Company LLC.
5. Pro Forma Loss Per Share
The following table presents pro forma basic and diluted loss per share from continuing operations after giving effect to pro forma adjustments to the consolidated statement of operations:

(In thousands, except for per share data)	Year Ended December 31, 2017
Numerator:
Pro forma net loss from continuing operations attributable to common stockholders	$(380,701)
Net income allocated to participating securities(i)	(9,168)
Pro forma net loss from continuing operations allocated to common stockholders—basic and diluted	$(389,869)
Denominator:
Weighted average number of shares outstanding—basic and diluted	532,600
Loss per share:
Pro forma net loss from continuing operations attributable to common stockholders per share—basic and diluted	$(0.73)
__________

(i)	Represents the nonforfeitable dividend participation allocated to participating securities for the year ended December 31, 2017.